Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Techpoint, Inc.

San Jose, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-221096) of Techpoint, Inc. of our report dated March 14, 2018, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 14, 2018